--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549



                                   FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 5(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported) July 25, 2001



                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)



         Delaware                        1-815                    51-0014090
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)


                              1007 Market Street
                         Wilmington, Delaware   19898
                   (Address of principal executive offices)



     Registrant's telephone number, including area code:   (302) 774-1000

--------------------------------------------------------------------------------

Item 5.  Other Events
         ------------

         The Registrant files, pursuant to Regulation FD, its earnings news release dated July 25, 2001, entitled "DuPont Reports Second Quarter 2001 Earnings," a copy of which is below. This earnings news release is also filed in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No.33-61339, No. 33-60069 and No. 333-86363).


July 25, 2001                       Contact:   Clif Webb
WILMINGTON, Del.                               302-774-4005
                                               r-clifton.webb@usa.dupont.com



                  DUPONT REPORTS SECOND QUARTER 2001 EARNINGS
                  -------------------------------------------


Summary
-------
 .    Second quarter 2001 earnings excluding one-time items were $.41 per share,
     54 percent below second quarter 2000 earnings of $.90 per share.

 .    Net income was principally reduced by $270 million from lower volume, $190 million from higher raw material costs, and a $35 million impact from the stronger U.S. dollar.

 .    One-time items in the quarter total a net charge of $.62 per share, principally for previously announced employee terminations, facilities shutdowns, and asset write-downs.

 .    Segment sales in second quarter 2001 of $7.8 billion decreased 12 percent versus second quarter 2000, principally reflecting significantly lower volume.

 .    Worldwide local currency selling prices were up 1 percent. Adverse currency effects, principally from the weaker euro and Japanese yen, reduced second quarter worldwide segment sales by 2 percent.

 .    On June 7, 2001, the company announced an agreement to sell DuPont
     Pharmaceuticals to Bristol-Myers Squibb Company for $7.8 billion. On July 12, 2001, the company completed the previously announced sale of selected U.S. polyester businesses to Alpek S.A. de C.V.


                             Earnings  Comparisons
                             ---------------------
                             ($ per share diluted)

                    --------------------------------------------
                                               2Q'01       2Q'00
                    --------------------------------------------
                    Underlying                 .41         .90
                    --------------------------------------------
                    One-Time Items            (.62)       (.25)
                    --------------------------------------------
                    Reported                  (.21)        .65
                    --------------------------------------------

     "Industries important to many of our customers -- electronics, automotive, textiles and chemicals -- have been particularly affected by the economic downturn. This has temporarily reduced fundamental demand for our products," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "In response to lower levels of business activity, we have taken actions to reduce costs and enrich product mix, and as a result, we expect significant earnings leverage when demand improves."

Global Sales and Income
------------------------

     For the quarter, consolidated sales totaled $7.0 billion compared to $7.9 billion in 2000. Segment sales, including transfers and a pro rata share of sales by equity affiliates, were $7.8 billion, down 12 percent from $8.8 billion in 2000. Net income before one-time items was $432 million versus $949 million in 2000. The earnings decline reflects significantly lower results across all the company's segments principally due to lower U.S. sales volumes, higher raw material costs, and a stronger U.S. dollar.

     Net income including one-time items was a loss of $213 million, compared to earnings of $688 million in the second quarter of 2000.
One-Time Items
--------------

     One-time items are described in the notes to the accompanying financial statements and are summarized in the table below:

----------------------------------------------------------------------------------------------------------------------------
                                                         $MM Pretax               $MM After-Tax            ($ Per Share)
----------------------------------------------------------------------------------------------------------------------------
                                                         2001         2000         2001         2000        2001        2000
----------------------------------------------------------------------------------------------------------------------------
Pioneer - Purchase Accounting                                         (220)                     (138)                   (.13)
----------------------------------------------------------------------------------------------------------------------------
Sale of Affiliate Stock                                    52                        34                      .03
----------------------------------------------------------------------------------------------------------------------------
Benlate(R) Accrual                                                    (100)                      (62)                   (.06)
----------------------------------------------------------------------------------------------------------------------------
Employee Separations/Facility Shutdowns                  (743)         (98)        (491)         (61)       (.47)       (.06)
----------------------------------------------------------------------------------------------------------------------------
Asset Impairments (Principally Polyester)                (303)                     (188)                    (.18)
----------------------------------------------------------------------------------------------------------------------------
2nd Quarter - Total                                      (994)        (418)        (645)        (261)       (.62)       (.25)
----------------------------------------------------------------------------------------------------------------------------

     Restructuring actions announced on April 2 will eliminate 5,500 employee positions and reduce the contractor work force by 1,300. Projected annualized cost savings are expected to exceed $400 million by the end of 2002. The company anticipates that about one-third of these savings would be realized by year-end 2001.

Segment Sales
-------------

     Regional segment sales and related variances for the second quarter 2001 compared with the second quarter 2000 are summarized below:

-----------------------------------------------------------------------------------------------------------------
                               Segment Sales                               % Change Due To
-----------------------------------------------------------------------------------------------------------------
                              Q2'01        % Change       Local        Currency                  Pharmaceuticals/
                               $B         vs. Q2 `00      Price         Effect        Volume          Other*
-----------------------------------------------------------------------------------------------------------------
Worldwide                      7.8            (12)          1             (2)          (9)              (2)
-----------------------------------------------------------------------------------------------------------------
   U.S.                        3.9            (16)          1              0          (14)              (3)
-----------------------------------------------------------------------------------------------------------------
   Europe                      1.9             (4)          3             (5)          (2)               0
-----------------------------------------------------------------------------------------------------------------
   Asia Pacific                1.1             (7)          1             (5)          (3)               0
-----------------------------------------------------------------------------------------------------------------
   Canada, Mexico,
      S. America               0.8            (12)         (4)            (2)          (4)              (2)
-----------------------------------------------------------------------------------------------------------------

          * Includes impact from reduced ownership in DuPont Photomasks. In addition, the Pharmaceuticals segment has been isolated for purposes of this analysis.

 . Worldwide volumes declined 9 percent, excluding the lower sales attributable to pharmaceuticals and portfolio changes.

 .  U.S. second quarter sales volume (excluding Pharmaceuticals/Other) declined
   14 percent principally reflecting lower volumes in the Specialty Polymers, Nylon, Specialty Fibers and Performance Coatings & Polymers segments.

 .  European volume declined 2 percent with local currency prices up 3 percent.
   However, the stronger dollar reduced European sales by 5 percent.

 . Asia Pacific sales continue to weaken, down 7 percent, reflecting lower volume and the negative impact of weaker currencies, particularly the Japanese yen.

Business Segment Performance
----------------------------

     The following compares second quarter 2001 results before one-time items for each segment with those for the second quarter 2000, reflecting the segment realignments described in note(a) to the Consolidated Segment Information accompanying this news release.

 . Performance Coatings & Polymers - Sales were 12 percent lower than 2000 reflecting lower worldwide vehicle builds and lower refinish sales, as well as the weak euro. Increased raw material costs were a significant factor in lower results in Engineering Polymers and Elastomers, in addition to lower volumes. Segment ATOI declined 59 percent.

 . Specialty Fibers - Sales and ATOI were 11 percent and 46 percent lower, respectively. Continued earnings growth from Advanced Fiber Systems was more than offset by lower earnings from Apparel and Textile Sciences which declined 85 percent, adversely affected by the weak euro, higher raw material costs, and very weak U.S. apparel and textile markets. Earnings for Nonwovens were essentially flat on modestly higher sales.

 . Specialty Polymers - Sales were down 12 percent. Segment ATOI declined 54 percent with lower earnings in all strategic business units. Electronic Technologies and Fluoropolymers were adversely affected by the significant slowdown in electronics and related high-technology markets. The decline in Packaging & Industrial Polymers earnings resulted from lower volumes and higher raw materials costs. DuPont Surfaces and Imaging Technologies results also reflect the economic downturn.

 . Pigments & Chemicals - ATOI declined 34 percent on 8 percent lower sales with lower earnings in all strategic business units reflecting 7 percent lower worldwide volume. Segment earnings were also negatively affected by higher raw material and energy costs in White Pigment & Mineral Products and DuPont Chemical Solutions Enterprise.

 . Polyester - Sales were 11 percent lower, reflecting depressed conditions in worldwide markets. Margins continue to be reduced by higher raw material and energy costs. The second quarter loss was $17 million.

 . Nylon - Sales decreased 12 percent with ATOI down 97 percent, principally reflecting the impact of 23 percent lower U.S. volumes and higher raw material costs. Sales declines were principally due to lower flooring volumes, particularly in the United States.

 .  Agriculture & Nutrition - ATOI declined 26 percent on 8 percent lower sales.
   Pioneer sales were $771 million, down 4 percent, while remaining sales in the segment were down 12 percent. Crop Protection earnings were principally affected by lower U.S. volumes and by currency in Europe and Asia.

 . Pharmaceuticals - ATOI was $10 million versus $51 million last year, primarily due to 23 percent lower sales. The DuPont share of Cozaar(R)/Hyzaar(R) U.S. operating profits increased this quarter versus last year. Major product sales are shown below:

          ---------------------------------------------------------------------------------------------
               ($ in millions)                                   2Q 2001         1Q 2001        2Q 2000
          ---------------------------------------------------------------------------------------------
          Coumadin(R)                                                 52             26              69
          ---------------------------------------------------------------------------------------------
          Sustiva(TM)                                                 87             55             141
          ---------------------------------------------------------------------------------------------
          Cardiolite(R)/Miraluma(TM)                                  53             18              62
          ---------------------------------------------------------------------------------------------

Outlook
-------
     The company maintains a cautious view of the broader business environment in the second half of 2001, characterized by the following key elements:

 . It does not appear that the second quarter marked the bottom of the current economic downturn, and we expect conditions to continue to deteriorate into the third quarter.

 . We expect the U.S. economy to stabilize, but not to materially improve, by the fourth quarter this year. We believe that any modest upturn in the U.S. is likely to be offset by further declines in Europe, Asia, and South America. We also expect the electronics markets to continue to decline through the fourth quarter of 2001.

 . Although we are hopeful that the burgeoning financial crisis in Argentina and Brazil will not spread, we do expect it to affect fourth quarter southern hemisphere agricultural sales and our other businesses in the region.

 . For the second half of 2001, the company expects the purchased costs for raw materials to remain at approximately current levels and the U.S. dollar to stay in roughly its current exchange range versus trade weighted average currencies.

     Based on this view, the company anticipates that the third quarter 2001 will be substantially more challenging than the second quarter, as judged by year-over-year earnings per share (EPS) comparisons. Accordingly, the company expects earnings comparisons in the third quarter to show a sequential decline at least as great as that seen in the second quarter. The company does expect some mitigation of these downward trends in the fourth quarter of 2001, due to savings from its restructuring activities and assuming stabilization in the U.S. manufacturing sector.

     "We cannot control the economy, but we can control how we operate," said Holliday. "In today's economy that means accelerating cost savings from restructuring, strictly limiting discretionary spending, reducing capital expenditures and intensely focusing on stimulating sales into global markets."

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.


                                     # # #
7/25/01

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                                       Three Months Ended                  Six Months Ended
CONSOLIDATED INCOME STATEMENT                                               June 30                            June 30
                                                                 ------------------------------    ------------------------------
(Dollars in millions, except per share)                              2001              2000             2001             2000
                                                                 ------------       -----------    -------------     ------------
SALES                                                                  $6,997            $7,914          $13,856          $15,507
Other Income(a)                                                           216               218              386              566
                                                                 ------------       -----------    -------------     ------------

     Total                                                              7,213             8,132           14,242           16,073
                                                                 ------------       -----------    -------------     ------------

Cost of Goods Sold and Other Expenses(b)                                4,615             5,028            9,101            9,884
Selling, General and Administrative Expenses                              825               809            1,582            1,566
Depreciation                                                              340               353              667              704
Amortization of Goodwill and Other Intangible Assets                      113               109              225              216
Research and Development Expense                                          437               460              847              881
Interest and Debt Expense                                                 166               210              344              411
Purchased In-Process Research and Development(c)                            -                 -                -              (11)
Employee Separation Costs and Write-Down of Assets(d)                   1,046                98            1,046               98
                                                                 ------------       -----------    -------------     ------------

     Total                                                              7,542             7,067           13,812           13,749
                                                                 ------------       -----------    -------------     ------------

INCOME (LOSS) BEFORE INCOME TAXES AND
     MINORITY INTERESTS                                                  (329)            1,065              430            2,324
Provision for Income Taxes                                               (139)              355              133              794
Minority Interests in Earnings of Consolidated Subsidiaries                23                22               26               39
                                                                 ------------       -----------    -------------     ------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
   CHANGE IN ACCOUNTING PRINCIPLE                                        (213)              688              271            1,491
Cumulative Effect of a Change in Accounting Principle,
     Net of Income Taxes(e)                                                 -                 -               11                -
                                                                 ------------       -----------    -------------     ------------

NET INCOME (LOSS)                                                      $ (213)           $  688          $   282          $ 1,491
                                                                 ============       ===========    =============     ============

---------------------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK(f)(g)
     Income (Loss) before Cumulative Effect of a Change in
        Accounting Principle                                           $ (.21)           $  .66          $   .26          $  1.42
     Cumulative Effect of a Change in Accounting Principle                  -                 -              .01                -
                                                                 ------------       -----------    -------------     ------------

     Net Income (Loss)                                                 $ (.21)           $  .66          $   .27          $  1.42
                                                                 ============       ===========    =============     ============

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK(f)
     Income (Loss) before Cumulative Effect of a Change in
        Accounting Principle                                           $ (.21)           $  .65          $   .25          $  1.41
     Cumulative Effect of a Change in Accounting Principle                  -                 -              .01                -
                                                                 ------------       -----------    -------------     ------------

     Net Income (Loss)                                                 $ (.21)           $  .65          $   .26          $  1.41
                                                                 ============       ===========    =============     ============

DIVIDENDS PER SHARE OF COMMON STOCK                                    $  .35            $  .35          $   .70          $   .70
                                                                 ============       ===========    =============     ============

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
------------------------------------------


(a) Second quarter 2001 includes a $52 gain resulting from the Company's sale of stock that reduced its ownership interest in DuPont Photomasks. Year-to-date 2000 includes a $176 gain resulting from the sale of certain equity securities classified as available for sale.

(b) In accordance with purchase accounting rules applied to the acquisition of the remaining 80 percent ownership interest in Pioneer on October 1, 1999, Pioneer inventory was increased to fair value. This inventory step-up generated noncash charges to cost of goods sold as the inventory on hand at the acquisition date was sold. Year-to-date 2001 charges were $133.
     Second quarter and year-to-date 2000 charges were $220 and $567, respectively.

     During second quarter 2000, a charge of $100 was also recorded to increase the Company's reserve for "Benlate" 50 DF fungicide litigation.

(c) Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced but not yet completed at the date of acquisition, for which technological feasibility has not yet been established, and which have no alternative future use in research and development activities or otherwise. Year-to-date 2000 includes a credit of $11 that was recorded based on revisions of preliminary purchase price allocations associated with the Pioneer acquisition.

(d) Second quarter 2001 charges of $1,046 include $441 associated with separation costs for approximately 5,500 employees, $303 for asset impairments (principally the write-down of polyester assets to be sold to Alpek), and $302 related to the shutdown and dismantlement of several facilities.

     Second quarter 2000 charges of $98 result from the continued restructuring of the performance coatings businesses. This includes charges of $73
     attributable to employee separation costs for about 1,000 employees,   $13
     for the shutdown of related manufacturing facilities, and $12 for other exit costs.

(e) On January 1, 2001, the company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.

(f) Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                         Three Months Ended                 Six Months Ended
                              June 30                           June 30
                 -------------------------------  ------------------------------
                   Basic            Diluted         Basic             Diluted
                 -------------  ----------------  ------------    --------------
          2001   1,041,759,701     1,041,759,701  1,041,962,856    1,047,878,439
          2000   1,045,857,572     1,053,658,428  1,046,447,044    1,055,367,888

(g) Year-to-date earnings per share do not equal the sum of quarterly earnings per share due to changes in average share calculations.

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                                       Three Months Ended                  Six Months Ended
CONSOLIDATED SEGMENT INFORMATION(a)                                          June 30                            June 30
                                                                  ------------------------------      -----------------------------
(Dollars in millions)                                                 2001              2000              2001             2000
                                                                  ------------       -----------      ------------     ------------
SEGMENT SALES(b)
-------------
Agriculture & Nutrition                                                 $1,517            $1,650           $ 3,055          $ 3,199
Nylon                                                                      708               804             1,382            1,553
Performance Coatings & Polymers                                          1,514             1,716             2,972            3,369
Pharmaceuticals                                                            304               394               509              783
Pigments & Chemicals                                                       952             1,038             1,903            1,998
Polyester                                                                  543               613             1,046            1,129
Specialty Fibers                                                         1,141             1,284             2,327            2,600
Specialty Polymers                                                       1,009             1,151             2,048            2,242
Other                                                                       81               143               162              266
                                                                  ------------       -----------      ------------     ------------

     Total Segment Sales                                                 7,769             8,793            15,404           17,139

Elimination of Intersegment Transfers                                     (127)             (177)             (273)            (336)
Elimination of Equity Affiliate Sales                                     (654)             (703)           (1,282)          (1,298)
Miscellaneous                                                                9                 1                 7                2
                                                                  ------------       -----------      ------------     ------------

     CONSOLIDATED SALES                                                 $6,997            $7,914           $13,856          $15,507
                                                                  ------------       -----------      ------------     ------------

AFTER-TAX OPERATING INCOME (LOSS)(c)
---------------------------------
Agriculture & Nutrition(d)                                              $  126            $   78           $   292          $   216
Nylon                                                                     (141)               74              (124)             141
Performance Coatings & Polymers(e)                                          17               129               149              308
Pharmaceuticals                                                             10                51               (54)             105
Pigments & Chemicals                                                        93               186               217              350
Polyester                                                                 (281)                8              (289)              12
Specialty Fibers                                                            74               191               225              418
Specialty Polymers                                                          53               183               183              348
Other(f)                                                                    (7)                6                (4)               6
                                                                  ------------       -----------      ------------     ------------

     Total Segment ATOI                                                    (56)              906               595            1,904

Interest & Exchange Gains and Losses                                       (88)             (136)             (185)            (259)
Corporate Expenses                                                         (69)              (82)             (139)            (154)
                                                                  ------------       -----------      ------------     ------------

     INCOME (LOSS) FROM OPERATIONS                                      $ (213)           $  688           $   271          $ 1,491
                                                                  ============       ===========      ============     ============

FOOTNOTES TO CONSOLIDATED SEGMENT INFORMATION
---------------------------------------------

(a) Certain reclassifications of segment data have been made to reflect changes in organizational structure. The Agriculture & Nutrition segment now includes the Pioneer business. The Specialty Fibers segment now includes the new Apparel & Textile Sciences SBU, which comprises the former Lycra(R) business, nylon apparel and specialty textile businesses, and the polyester branded specialties businesses.

(b) Includes pro rata share of equity affiliate sales and intersegment transfers. Excludes sales of intermediates by DuPont to joint ventures within the Nylon and Polyester segments.

(c) Second quarter 2001 charges of $679 result from employee terminations, facility shutdowns, and asset impairments in the following segments:
    Agriculture & Nutrition - $80; Nylon - $143; Performance Coatings & Polymers -$60; Pigments & Chemicals - $30; Polyester - $264; Specialty Fibers - $30; Specialty Polymers - $32; and Other - $40.

(d) Second quarter 2000 includes a charge of $138 resulting from the sale of acquired Pioneer inventories which, in accordance with purchase accounting rules, were recorded at fair value on October 1, 1999 and a charge of $62 to increase the Company's reserve for "Benlate" 50 DF fungicide litigation. Year-to-date 2001 and 2000 include noncash charges of $83 and $353, respectively, resulting from the sale of acquired Pioneer inventories. Year-to-date 2000 also includes the $62 charge for "Benlate" litigation discussed above, a $109 gain resulting from the sale of certain equity securities classified as available for sale, and a credit of $11 to reduce the preliminary purchase price allocated to acquired in-process research and development.

(e) Second quarter 2000 includes a charge of $61 related to employee separation costs for about 1,000 employees, the shutdown of related manufacturing facilities, and other exit costs.

(f) Second quarter 2001 includes a gain of $34 resulting from the Company's sale of stock that reduced its ownership interest in DuPont Photomasks.

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


SEGMENT SALES(a)
(2nd QUARTER 2001 VS. 2nd QUARTER 2000)


                                                  Segment Sales
                                               Three Months Ended                Percentage Change Due to:
                                                    June 30                      -------------------------
                                           ------------------------------        U.S. $
                                                 $             % Change          Price           Volume             Other(b)
                                           -----------     --------------      ---------      ------------      --------------
Agriculture & Nutrition                         $1,517            (8)             (3)               (5)
Nylon                                              708           (12)              1               (13)
Performance Coatings & Polymers                  1,514           (12)             (1)              (11)
Pharmaceuticals                                    304           (23)              0               (23)
Pigments & Chemicals                               952            (8)             (1)               (7)
Polyester                                          543           (11)              1               (12)
Specialty Fibers                                 1,141           (11)             (3)               (8)
Specialty Polymers                               1,009           (12)              0               (12)
Other                                               81           (43)              0                 0                   (43)
                                           -----------

     Total                                      $7,769           (12)             (2)               (9)                   (1)
                                           ===========

___________________________
(a) Includes intersegment transfers and pro rata share of equity affiliate sales.
(b)  Reflects reduced interest in DuPont Photomasks, Inc.






SEGMENT INFORMATION                                    Three Months Ended                           Six Months Ended
EXCLUDING IMPACT OF ONE-TIME ITEMS -                        June 30                                      June 30
                                                   -----------------------------------     ---------------------------------
 (Dollars in millions)                                2001      2000        % Chg.            2001       2000       % Chg.
                                                   ---------  ---------   ----------       ---------   --------   -----------
AFTER-TAX OPERATING INCOME (LOSS)
Agriculture & Nutrition                              $ 206      $  278       (26)            $  455      $  511       (11)
Nylon                                                    2          74       (97)                19         141       (87)
Performance Coatings & Polymers                         77         190       (59)               209         369       (43)
Pharmaceuticals                                         10          51       (80)               (54)        105       N/M
Pigments & Chemicals                                   123         186       (34)               247         350       (29)
Polyester                                              (17)          8       N/M                (25)         12       N/M
Specialty Fibers                                       104         191       (46)               255         418       (39)
Specialty Polymers                                      85         183       (54)               215         348       (38)
Other                                                   (1)          6       N/M                  2           6       (67)
                                                   -------    --------                     --------    --------

     Total Segment ATOI                                589       1,167       (50)             1,323       2,260       (41)

Interest & Exchange Gains (Loss)                       (88)       (136)                        (185)       (259)
Corporate Expenses                                     (69)        (82)                        (139)       (154)
                                                   -------    --------                     --------    --------

     INCOME FROM OPERATIONS                          $ 432      $  949       (54)            $  999      $1,847       (46)
                                                   =======    ========                     ========    ========

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


FINANCIAL SUMMARY
-----------------
(Dollars in millions, except per share)

                                                         Three Months Ended                                Six Months Ended
                                                               June 30                                           June 30
                                             --------------------------------------------   --------------------------------------
                                                 2001            2000         % Chg.             2001            2000      % Chg.
                                             -----------     -----------     ------------   ------------     ------------  -------
Selected Income Statement Data -

Excluding Impact of One-Time Items
And Cumulative Effect of a Change
In Accounting Principle
Consolidated Sales                             $6,997           $7,914          (12)%          $13,856         $15,507       (11)%
Segment Sales                                   7,769            8,793          (12)            15,404          17,139       (10)
Segment ATOI                                      589            1,167          (50)             1,323           2,260       (41)
EBIT                                              846            1,709          (51)             1,932           3,345       (42)
EBITDA                                          1,299            2,171          (40)             2,824           4,265       (34)
Income from Operations                            432              949          (54)               999           1,847       (46)
EPS - Diluted                                    0.41             0.90          (54)              0.95            1.75       (46)



                                      2nd Quarter 2001 Vs.
                                      2nd Quarter 2000
                                      ----------------


Segment ATOI Variance Analysis -
Excluding Impact of One-Time Items
----------------------------------

Local Prices                                         $  35
Volume                                                (270)
Costs                                                 (315)
Currency                                               (35)
Other                                                    7
                                                     -----

   Total                                             $(578)
                                                     =====


Six Sigma Estimated Annualized Benefits - $ Pretax
--------------------------------------------------

From Ongoing Projects                                $ 600
From Completed Projects                              $ 650

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   E. I. DUPONT DE NEMOURS AND COMPANY
                                                (Registrant)



                                                  /s/ D. B. Smith
                                   -----------------------------------------
                                                   D. B. Smith
                                               Assistant Controller


July 25, 2001